Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2016 THIRD QUARTER FINANCIAL RESULTS

Reconciliation of non-GAAP financial measures, including FFO, Adjusted FFO, Property NOI, EBITDA and Adjusted EBITDA
are included in the accompanying financial tables.

•	Third Quarter 2016 AFFO Per Share of $0.14 per share on an Annualized Basis.

•	Third Quarter 2016 Pro Forma AFFO Per Share of $0.17 on an Annualized Basis, in line with the high end of management's guidance range of $0.16-$0.17.

•	Fourth Quarter 2016 Pro Forma AFFO Per Share Guidance of $0.21 on an Annualized Basis, representing AFFO coverage of the Company's common dividend for the first time in the Company's history.

•	Leasing spread of 7.5% on renewals-the 15th consecutive quarter of positive rent spreads.

•	GAAP same-store Net Operating Income year-over-year growth of 10.2%.

Virginia Beach, VA –November 8, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its third quarter ended September 30, 2016 and the nine month period ended September 30, 2016.

2016 Third Quarter Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased by 65% or $4.7 million.

•	Property Net Operating Income ("NOI") from continuing operations increased by 63% to approximately $8.0 million.

•	Adjusted Funds from Operations ("AFFO") of $0.04 per common share and common unit ("Operating Partnership Unit" or "OP Unit")

•	Average rental rate increase on renewals signed during the quarter was 7.48%.

•	Occupancy rate of 93.90% at September 30, 2016, compared to 94.25% at September 30, 2015.

•
For the three month period, the Company declared monthly cash dividends of approximately $0.0175 per share. On an annualized basis, this amounted to a dividend of $0.21 per common share and OP Unit, or a 12.0% dividend yield based on the September 30, 2016 closing price of $1.75 per share.

•	During the three months ended September 30, 2016, $23.4 million and $38.0 million of net proceeds were raised in the Series B Preferred Stock and Series D Preferred Stock offerings, respectively.

•	During the three months ended September 30, 2016, other income increased 321% to $0.9 million.

2016 Year-to-Date Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased by 75% or $13.8 million for the nine month period ended September 30, 2016.

•	NOI from continuing operations increased by 82% to approximately $22.0 million for the nine month period ended September 30, 2016.

•	During the year, the Company completed the acquisition of an additional 605,358 square feet of gross leasable area.

•	AFFO of $0.10 per common share and OP Unit.

•
As of September 30, 2016, Wheeler’s property portfolio included 55 properties with a gross leasable area of 3,750,976 square feet and eight undeveloped properties totaling approximately 70 acres of land, one self-occupied office building and one 28,000 square foot redevelopment project. As of September 30, 2015, the Company owned 45 properties with a gross leasable area of 3,338,858 square feet and owned nine undeveloped properties totaling approximately 80 acres of land, one self-occupied office building and one 28,000 square foot redevelopment project.

•	Other income increased 110% to $1.6 million for the nine month period ended September 30, 2016.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “I am very pleased with our performance for the third quarter of 2016. Our operations continue to excel as we create efficiencies internally without sacrificing the properties, and I am confident that our shareholders will be just as pleased with our performance. We saw notable increases in revenues year-over-year and I am ecstatic to report same store NOI growth of 10.2% and a positive rent spread on renewals of 7.5%, a trend that has been positive since our IPO four years ago. While we were quiet on the acquisitions front this quarter, having fully exhausted all of our available capital on the A-C portfolio acquisition back in April, we were able to tap into the capital markets successfully; raising accretive capital that we believe will prove beneficial to our investors. The deleveraging of our balance sheet via the Series B Preferred Stock at-the-market offering reduced our overall fixed costs and increased our earnings run-rate trajectory, and the Series D Preferred Stock raise provided us with attractive capital that will allow us to capitalize on a very advantageous acquisitions environment. Our acquisition pipeline is comprised of seven grocery-anchored properties under contract as identified as target acquisitions in the prospectus for the Series D Preferred Stock offering we closed in September, with the exception of the property located in Kittanning, PA. The property in Kittanning, PA remains an acquisition target; however, due to our goal of investing the net proceeds from the Series D Preferred Stock offering by year end, the property was replaced with a grocery-anchored center located in Mt. Airy, NC. The total acquisition cost of these seven properties totals $91.8 million. Subject to the completion of our thorough due diligence and the successful closings of these seven assets by year end 2016, we can now project that we will cover our annual $0.21 dividend with AFFO, and we look forward to sharing more details on this front on our earnings conference call.
Back in January of this year, we set forth very strategic goals to increase shareholder value that we felt we could deliver on by year end. As we enter the fourth quarter, I am confident in our ability to not only deliver on those goals, but also to exceed them as we progress into 2017. We have been working very hard this year and as the fourth anniversary of our IPO approaches November 19th, I am humbled as I reflect on the successes the company has experienced since 2012.”

2016 Third Quarter Financial Review

•
For the three months ended September 30, 2016, total revenue from continuing operations increased by approximately 65% to $11.9 million, compared with total revenue from continuing operations of $7.2 million for the same prior year period.

•
Net loss attributable to Wheeler common shareholders for the three months ended September 30, 2016 was $2.8 million, or $0.04 per basic and diluted share, compared to a net loss of $22.1 million, or $0.35 per basic and diluted share, during the same 2015 period. The decrease in net loss for the three months ended September 30, 2016 was primarily due to the reduction of preferred stock dividends, a one time $13.1 million deemed dividend related to beneficial conversion feature of preferred stock that occurred in the third quarter 2015, and the incremental NOI derived from the fourteen retail property acquisitions occurring subsequent to September 30, 2015. These amounts were partially offset by additional depreciation, amortization and interest expense.

•
Wheeler reported FFO available to common shareholders and holders of OP Units for the three months ended September 30, 2016 of $2.2 million, or $0.03 per common share and OP Unit, compared to $(2.6) million, or $(0.04) per common share and OP Unit for the prior year period.

•
AFFO for the three months ended September 30, 2016 was $2.7 million, or $0.04 per common share and OP Unit, compared to $1.4 million, or $0.02 per common share and OP Unit for the same period of the prior year.

•	NOI from continuing operations increased by 63% to $8.0 million for the three months ended September 30, 2016, as compared to NOI from continuing operations of $4.9 million for the prior year period.

•	Adjusted EBITDA was $7.2 million for the three months ended September 30, 2016, as compared to $4.2 million of Adjusted EBITDA for the three months ended September 30, 2015.

•
During the three months ended September 30, 2016, the Company recorded $294 thousand in interest income on the notes receivable, $169 thousand in development fees, and $184 thousand in commissions, net, attributable to Sea Turtle Marketplace ("Sea Turtle Development").

2016 Year-to-Date Financial Review

•
For the nine months ended September 30, 2016, total revenue from continuing operations increased by approximately 75% to $32.1 million, compared with total revenue from continuing operations of $18.4 million for the same prior year period.

•
Net loss attributable to Wheeler REIT common shareholders for the nine months ended September 30, 2016 was $9.7 million, or $0.14 per basic and diluted share, compared to a net loss of $101.1 million, or $3.40 per basic and diluted share, during the same 2015 period. The decrease in net loss for the nine months ended September 30, 2016 was primarily due to the reduction of preferred stock dividends, the one time $72.6 million deemed dividend related to beneficial conversion feature of preferred stock that occurred in the third quarter 2015, and the incremental NOI derived from the fourteen retail property acquisitions occurring subsequent to September 30, 2015. These amounts were partially offset by additional depreciation, amortization and interest expense.

•
Wheeler reported FFO available to common shareholders and holders of OP Units for the nine months ended September 30, 2016 of $4.4 million, or $0.06 per common share and OP Unit, compared to $(8.7) million, or $(0.26) per common share and OP Unit for the prior year period.

•	NOI from continuing operations increased by 82% to $22.0 million for the nine months ended September 30, 2016, as compared to NOI from continuing operations of $12.1 million for the prior year period.

•	Adjusted EBITDA was $18.1 million for the nine months ended September 30, 2016, as compared to $9.5 million of Adjusted EBITDA for the nine months ended September 30, 2015.

•
During the nine months ended September 30, 2016, the Company recorded $294 thousand in interest income on the notes receivable, $169 thousand in development fees, and $184 thousand in commissions, net, on Sea Turtle Development.

Leasing Review

•
For the three months ended September 30, 2016, the Company executed fifteen renewals totaling 41,374 square feet at a weighted-average increase of $0.92 per square foot, representing an increase of 7.48% over prior rates.

•
For the nine months ended September 30, 2016, the Company executed forty-one renewals totaling 150,191 square feet at a weighted-average increase of $0.64 per square foot, representing an increase of 5.58% over prior rates.

•	For the three months ended September 30, 2016, Wheeler signed nineteen new leases totaling approximately 46,745 square feet with a weighted-average rate of $10.01 per square foot.

•	For the nine months ended September 30, 2016, Wheeler signed thirty-eight new leases totaling approximately 91,414 square feet with a weighted-average rate of $14.15 per square foot.

•
Approximately 8.31% of Wheeler’s gross leasable area is subject to leases that expire during the twelve months ending September 30, 2017. Based on recent market trends, the Company believes that tenants will renew these leases at amounts and terms comparable to existing lease agreements.

•
Same-store NOI year-over-over growth for the three months ended September 30, 2016, was 10.2% on a GAAP basis and 9.3% on a cash basis. The same-store pool comprises the 1.7 million square feet that the Company owned as of January 1, 2015. Same-store results were driven by an 8% increase in revenues, driven by a 12 basis point decline in occupancy to 94.6% at September 30, 2016 from the year-ago period, 1.3% growth in rents per square foot, and a 25% increase in tenant reimbursements, offset by a 2.9% increase in property operating expenses.

•
Same-store NOI year-over-over growth for the nine months ended September 30, 2016, was 6.5% on a GAAP basis and 5.6% on a cash basis. Same-store results were driven by a 11 basis point decline in occupancy at September 30, 2016 and the year-ago period, and 1.28% growth in rents per square foot.

Balance Sheet Summary

•	The Company’s cash and cash equivalents were $35.8 million at September 30, 2016, compared to $10.5 million at December 31, 2015.

•	Wheeler’s net investment properties as of September 30, 2016 (including assets held for sale) totaled at $292.4 million, as compared to $240.0 million as of December 31, 2015.

•
The Company’s total debt was $239.9 million (including debt associated with assets held for sale) at September 30, 2016, compared to $191.3 million at December 31, 2015. Wheeler’s weighted-average interest rate and term of its debt (including debt associated with assets held for sale) was 4.46% and 6.17 years, respectively, at September 30, 2016, compared to 4.71% and 7.60 years, respectively, at December 31, 2015.

•
During the quarter, the Company entered into an $11.0 million note receivable for the partial funding of Sea Turtle Development and an $1.0 million note receivable in consideration for the sale of 10.39 acres of land owned by the Company. The notes are collateralized by a 2nd deed of trust on the property and accrue interest at 12% annually. Beginning October 1, 2016, the company will earn 8% cash interest, with 4% accruing until maturity of the loan.

Dividend Distribution

•	For the three months ended September 30, 2016, the Company declared approximately $3.9 million in dividend payments to the holders of our common stock and unitholders.

•	For the three months ended September 30, 2016, the Company declared approximately $1.2 million in dividends to the holders of our Series A, Series B, and Series D stock.

•	For the nine months ended September 30, 2016, the Company declared approximately $11.4 million in dividend payments to the holders of our common stock and unitholders.

•	For the nine months ended September 30, 2016, the Company declared approximately $2.0 million in dividends to the holders of our Series A, Series B, and Series D stock.

Subsequent Activity

•
Wheeler’s 66,701 square foot Lumber River Village (“Lumber”) shopping center located in Lumberton, North Carolina was in the path of damage caused by Hurricane Matthew. The Company has communicated with the tenants, insurance carriers and town officials in assessing the damage.  There was minimal to no damage to the property and no loss of rental revenue.

•
Subsequent to quarter end, during the October Board of Directors meeting, the Governance Committee recommended Mr. John Sweet to fill the vacant Independent Director position. The full Board unanimously voted in favor of Mr. Sweet’s directorship and he was assigned to both the Investment and Finance Committees. Mr. Sweet is the current Chief Investment Officer for Physician’s Realty Trust and will retire from the company effective December 31, 2016.

Fourth Quarter 2016 Guidance
Management has established Fourth Quarter 2016 Pro Forma AFFO Per Share Guidance of $0.21 on an Annualized Basis, representing AFFO coverage of the Company’s common dividend for the first time in the Company’s history. More details on guidance will be discussed on the Company’s earnings conference call.

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended September 30, 2016, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

Forward-Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements.  The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the future generation of financial returns from the acquisition of ‘necessity based’ retail focused properties; (ii) the Company’s ability to complete future acquisitions of properties; (iii) the Company's expectation to maintain and/or increase its historical occupancy rates; (iv) the Company’s expectation that tenants will renew leases at amounts and terms comparable to existing lease agreements; (v) the Company's ability to maintain and/or increase rent spreads; (vi) the Company’s ability to utilize proceeds from the Series B Preferred Stock and Series D Preferred Stock offerings and capital markets that will be accretive to investors; (vii) the Company's ability to cover its $0.21 dividend on a pro forma basis in the final quarter of 2016; (viii) the anticipated implementation of the Company’s acquisition strategy; and (ix) the anticipated ability to produce returns and growth for the Company and its shareholders are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:

Wheeler Real Estate Investment Trust, Inc.
Wilkes Graham
Chief Financial Officer
(757) 627-9088 / wilkes@whlr.us

Robin Hanisch
Corporate Secretary
(757) 627-9088 / robin@whlr.us

Laura Nguyen
Director of Capital Markets
(757) 627-9088 / lnguyen@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)
REVENUE:
Rental revenues	$8,590,439	$5,639,218	$23,787,801	$13,743,870
Asset management fees	163,092	132,335	623,340	465,817
Commissions	589,656	86,682	833,516	307,292
Tenant reimbursements and other income	2,567,491	1,371,311	6,887,918	3,864,879

Total Revenue	11,910,678	7,229,546	32,132,575	18,381,858

OPERATING EXPENSES:
Property operations	3,026,594	2,117,237	8,498,715	5,519,195
Non-REIT management and leasing services	695,542	343,393	1,351,640	999,186
Depreciation and amortization	4,994,572	4,881,937	15,306,331	11,722,164
Provision for credit losses	31,330	112,580	196,311	214,316
Corporate general & administrative	1,495,521	4,851,980	6,290,460	10,615,200

Total Operating Expenses	10,243,559	12,307,127	31,643,457	29,070,061

Operating Income (Loss)	1,667,119	(5,077,581)	489,118	(10,688,203)

Interest income	299,239	30,407	301,378	113,738
Interest expense	(3,639,414)	(2,328,476)	(9,801,442)	(6,450,461)

Net Loss from Continuing Operations	(1,673,056)	(7,375,650)	(9,010,946)	(17,024,926)

Discontinued Operations:
Income from discontinued operations	39,114	217,234	115,463	348,083
Gain on disposal of properties	805	—	688,824	—
Net Income from Discontinued Operations	39,919	217,234	804,287	348,083

Net Loss	(1,633,137)	(7,158,416)	(8,206,659)	(16,676,843)

Less: Net loss attributable to noncontrolling interests	(121,892)	(428,702)	(767,679)	(1,331,294)

Net Loss Attributable to Wheeler REIT	(1,511,245)	(6,729,714)	(7,438,980)	(15,345,549)

Preferred stock dividends	(1,240,811)	(2,279,907)	(2,263,410)	(13,116,232)
Deemed dividend related to beneficial conversion feature of preferred stock	—	(13,124,506)	—	(72,644,506)

Net Loss Attributable to Wheeler REIT Common Shareholders	$(2,752,056)	$(22,134,127)	$(9,702,390)	$(101,106,287)

Loss per share from continuing operations (basic and diluted):	$(0.04)	$(0.35)	$(0.15)	$(3.41)
Income per share from discontinued operations:	—	—	0.01	0.01
	$(0.04)	$(0.35)	$(0.14)	$(3.40)

Weighted-average number of shares:
Basic and Diluted	67,899,504	63,262,408	67,155,184	29,757,718

Dividends declared per common share	$0.05	$0.05	$0.16	$0.18

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS:
Investment properties, net	$292,212,257	$238,764,631
Cash and cash equivalents	35,816,636	10,477,576
Restricted cash	10,309,397	7,592,984
Rents and other tenant receivables, net	3,235,105	2,970,380
Related party receivables	1,365,950	482,320
Notes receivable	12,000,000	—
Goodwill	5,485,823	5,485,823
Assets held for sale	365,880	1,692,473
Above market lease intangibles, net	7,718,507	6,517,529
Deferred costs and other assets, net	36,098,994	35,259,526

Total Assets	$404,608,549	$309,243,242

LIABILITIES:
Loans payable	$231,767,262	$184,629,082
Liabilities associated with assets held for sale	1,350,000	1,992,318
Below market lease intangible, net	8,718,947	7,721,335
Accounts payable, accrued expenses and other liabilities	10,147,839	7,533,769
Total Liabilities	251,984,048	201,876,504

Commitments and contingencies
Series D cumulative convertible preferred stock (no par value, 2,500,000 and 0 shares authorized, 1,600,000 and 0 shares issued and outstanding, respectively)	38,014,257	—

EQUITY:
Series A preferred stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding, respectively)	452,971	452,971
Series B convertible preferred stock (no par value, 5,000,000 and 3,000,000 shares authorized, 1,871,244 and 729,119 shares issued and outstanding, respectively)	40,710,868	17,085,147
Common stock ($0.01 par value, 150,000,000 and 75,000,000 shares authorized, 67,940,487 and 66,259,673 shares issued and outstanding, respectively)	679,404	662,596
Additional paid-in capital	222,725,476	220,370,984
Accumulated deficit	(160,594,653)	(140,306,846)
Total Shareholders' Equity	103,974,066	98,264,852

Noncontrolling interests	10,636,178	9,101,886

Total Equity	114,610,244	107,366,738

Total Liabilities and Equity	$404,608,549	$309,243,242

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited)

	Three Months Ended September 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2016	2015	2016	2015	2016	2015	$	%
Net income (loss)	$(1,791,770)	$(5,281,471)	$158,633	$(1,876,945)	$(1,633,137)	$(7,158,416)	$5,525,279	77.19%
Depreciation of real estate assets from continuing operations	1,629,915	2,366,989	3,364,657	2,514,948	4,994,572	4,881,937	112,635	2.31%
Depreciation of real estate assets from discontinued operations	—	95,916	—	12,970	—	108,886	(108,886)	(100.00)%
Depreciation of real estate assets	1,629,915	2,462,905	3,364,657	2,527,918	4,994,572	4,990,823	3,749	0.08%

Gain on sale of discontinued operations	(805)	—	—	—	(805)	—	(805)	—%
FFO	$(162,660)	$(2,818,566)	$3,523,290	$650,973	$3,360,630	$(2,167,593)	$5,528,223	255.04%

	Nine Months Ended September 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2016	2015	2016	2015	2016	2015	$	%
Net loss	$(6,773,524)	$(13,015,507)	$(1,433,135)	$(3,661,336)	$(8,206,659)	$(16,676,843)	$8,470,184	50.79%
Depreciation of real estate assets from continuing operations	5,453,494	7,418,270	9,852,837	4,303,894	15,306,331	11,722,164	3,584,167	30.58%
Depreciation of real estate assets from discontinued operations	—	510,819	—	69,073	—	579,892	(579,892)	(100.00)%
Depreciation of real estate assets	5,453,494	7,929,089	9,852,837	4,372,967	15,306,331	12,302,056	3,004,275	24.42%

Gain on sale of discontinued operations	(688,824)	—	—	—	(688,824)	—	(688,824)	—%
FFO	$(2,008,854)	$(5,086,418)	$8,419,702	$711,631	$6,410,848	$(4,374,787)	$10,785,635	246.54%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Adjusted Funds From Operations (AFFO) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015 (3)	2016	2015 (3)
Net loss	$(1,633,137)	$(7,158,416)	$(8,206,659)	$(16,676,843)
Depreciation of real estate assets from continuing operations	4,994,572	4,881,937	15,306,331	11,722,164
Depreciation of real estate assets from discontinued operations	—	108,886	—	579,892
Depreciation of real estate assets	4,994,572	4,990,823	15,306,331	12,302,056
Gain on sale of discontinued operations	(805)	—	(688,824)	—
FFO	3,360,630	(2,167,593)	6,410,848	(4,374,787)
Preferred stock dividends	(1,240,811)	(2,279,907)	(2,263,410)	(13,116,232)
Preferred stock accretion adjustments	78,369	1,857,133	255,420	8,836,696
FFO available to common shareholders and common unitholders	2,198,188	(2,590,367)	4,402,858	(8,654,323)
Acquisition costs	117,951	1,733,639	914,302	3,167,378
Capital related costs	60,679	1,826,240	310,547	2,447,890
Other non-recurring and non-cash expenses (1)	47,055	149,833	506,257	566,813
Share-based compensation	170,750	54,700	581,750	356,000
Straight-line rent	(81,073)	(108,595)	(223,143)	(202,030)
Loan cost amortization	628,899	303,463	1,464,347	1,048,711
Accrued interest income	(294,038)	—	(294,038)	—
Above (below) market lease amortization	(3,053)	153,512	69,209	562,987
Perimeter legal accrual	—	3,504	—	127,804
Recurring capital expenditures and tenant improvement reserves	(187,555)	(166,700)	(514,574)	(437,100)
AFFO	$2,657,803	$1,359,229	$7,217,515	$(1,015,870)

Weighted Average Common Shares	67,899,504	63,262,408	67,155,184	29,757,718
Weighted Average Common Units	5,751,908	4,149,556	5,367,945	3,797,605
Total Common Shares and Units	73,651,412	67,411,964	72,523,129	33,555,323
FFO per Common Share and Common Units	$0.03	$(0.04)	$0.06	$(0.26)
AFFO per Common Share and Common Units	$0.04	$0.02	$0.10	$(0.03)
Pro Forma AFFO per Common Share and Common Units (2)	$0.04

(1)    Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our September 2016 Quarterly Report on Form 10-Q.
(2)    Pro forma AFFO assumes the following adjustments to reported results: $270k in interest expense savings, assuming our Key Bank line balance was paid down on 6/30/16; replacing $294k of accrued interest income with $240k and $120k of cash and accrued interest income, respectively, based on contractual obligations beginning 10/1/16; the full quarter effect of preferred dividends on 400,000 of the 1,600,000 outstanding Series D shares, representing invested Series D proceeds to-date as of September 30, 2016.
(3)    We did not provide Pro Forma AFFO per common share and common unit for 2015 as we consider it not meaningful to the 2016 presentation.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Property revenues	$10,988,785	$7,010,529	$30,506,574	$17,608,749
Property expenses	3,026,594	2,117,237	8,498,715	5,519,195

Property Net Operating Income	7,962,191	4,893,292	22,007,859	12,089,554

Asset Management and Commission Revenues	752,748	219,017	1,456,856	773,109
Other non-property income	169,145	—	169,145	—
Other Income	921,893	219,017	1,626,001	773,109

Non-REIT management and leasing services	695,542	343,393	1,351,640	999,186
Depreciation and amortization	4,994,572	4,881,937	15,306,331	11,722,164
Provision for credit losses	31,330	112,580	196,311	214,316
Corporate general & administrative	1,495,521	4,851,980	6,290,460	10,615,200

Total Other Operating Expenses	7,216,965	10,189,890	23,144,742	23,550,866

Interest income	299,239	30,407	301,378	113,738
Interest expense	(3,639,414)	(2,328,476)	(9,801,442)	(6,450,461)

Net Loss from Continuing Operations	(1,673,056)	(7,375,650)	(9,010,946)	(17,024,926)
Discontinued Operations
Income from operations	39,114	217,234	115,463	348,083
Gain on disposal of properties	805	—	688,824	—
Net Income from Discontinued Operations	39,919	217,234	804,287	348,083
Net Loss	$(1,633,137)	$(7,158,416)	$(8,206,659)	$(16,676,843)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Loss	$(1,633,137)	$(7,158,416)	$(8,206,659)	$(16,676,843)
Add back: Depreciation and amortization (1)	4,991,519	5,144,335	15,375,540	12,865,043
Interest Expense (2)	3,653,731	2,544,403	9,857,405	7,140,459
EBITDA	7,012,113	530,322	17,026,286	3,328,659
Adjustments for items affecting comparability:
Acquisition costs	117,951	1,733,639	914,302	3,167,378
Capital related costs	60,679	1,826,240	310,547	2,447,890
Other non-recurring expenses (3)	47,055	149,833	506,257	566,813
Gain on disposal of properties	(805)	—	(688,824)	—
	$7,236,993	$4,240,034	$18,068,568	$9,510,740
(1) Includes above (below) market lease amortization and amounts associated with assets held for sale.
(2) Includes loan cost amortization and amounts associated with assets held for sale.
(3) Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our September 2016 Quarterly Report on Form 10-Q.